UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Wizard Entertainment, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

(Address of Principal Executive Offices) (Zip Code)

(310) 648-8410

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of eah exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 19, 2019, Wizard Entertainment, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Barlock 2019 Fund, LP (the “Purchaser”), for the sale of the Company’s securities, comprised of (i) a $2,500,000 convertible debenture, convertible at a price of $0.125 per share (the “Debenture”), and (ii) warrants to acquire 6,000,000 shares of the Company’s common stock, par value $0.0001 ( the “Common Stock”), at an exercise price of $0.125 per share (the “Warrant Initial Exercise Price”). As a condition to Purchaser entering into the Purchase Agreement, the Company entered into a Security Agreement (the “Security Agreement”) in favor of the Purchaser, granting a security interest in substantially all of the property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, including but not limited to, its ownership interests in its subsidiaries, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debenture. The security interest is on equal footing with certain other creditors of the Company. For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 3.02, below, which is incorporated herein by reference.

The Company received $2,500,000 in cash from the offering of the securities. The net proceeds of the offering, approximately $2,475,000, will be used by the Company for working capital purposes.

Item 3.02 Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Purchase Agreement

Effective December 19, 2019, the Company entered into the Purchase Agreement with the Purchaser, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture with an interest rate of 12% and an initial principal balance of $2,500,000, due December 30, 2021 (the “Maturity Date”), and (ii) a warrant exercisable for five years, to acquire up to 6,000,000 shares of Common Stock at the Warrant Initial Exercise Price and expiring on December 1, 2024. Pursuant to the Purchase Agreement, the Company shall pay up to $25,000 to the Purchaser cover the Purchaser’s legal fees. The closing of the transaction occurred following the execution of the foregoing documents on December 19, 2019.

Debenture

The Debenture will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2020, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date.

The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.125 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal to the lesser of (i) the then Conversion Price or (ii) 50% of the average of the three lowest trade prices during the 20 Trading Days immediately prior to the applicable Conversion Date. The initial Conversion Price is subject to adjustments in connection with, among other things, (i) the Company’s issuance of additional shares of Common Stock, or securities convertible into or exercisable for additional shares of Common Stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

2

The Debenture includes customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets (other than certain permitted liens), and entering into any transaction involving the repurchase of shares of the Company’s Common Stock, except as permitted under the Debenture or the Purchase Agreement.

Warrants

At the closing of the transaction, the Company also issued to the Purchaser a warrant to purchase up to 6,000,000 shares of Common Stock at the Warrant Initial Exercise Price. The Warrant may be exercised immediately upon the issuance date, upon the option of the holder. The Warrant Initial Exercise Price is subject to adjustments in connection with (i) the Company’s issuance of securities to acquire additional shares of Common Stock at a price lower than the then effective exercise price and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

Other

The Debenture and Warrants issued to Purchaser under the Purchase Agreement were not registered under the Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Debenture and Warrants, as well as the shares underlying the Debenture and the Warrants, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the form of the Purchase Agreement, the form of the Debenture, the form of the Warrant, and the form of the Security Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Form of Securities Purchase Agreement

10.2*	Form of 12% Senior Secured Convertible Debenture

10.3*	Form of Warrant

10.4*	Form of Security Agreement

*Filed herewith.

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wizard Entertainment, Inc. a Delaware corporation

Dated: December 23, 2019	By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer and President

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